Exhibit 99.1
news release
QLT ACQUIRES EARLY-STAGE OPHTHALMIC ASSET FOR US$7.5 MILLION

For Immediate Release	December 30, 2009
VANCOUVER, CANADA— QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced that the Company has acquired OT-730, a prodrug of a beta adrenergic antagonist (a type of beta blocker) under investigation for the treatment of glaucoma, from privately-held Othera Pharmaceuticals, Inc. and its wholly-owned subsidiary, Othera Holding, Inc. (together, “Othera”) for a one-time payment of US$7.5 million in cash.
In a Phase I/II study conducted by Othera, OT-730 was demonstrated to be safe and well tolerated in glaucoma patients who have been topically administered with an eye drop formulation. Additionally, the results of that study suggested that OT-730 may have comparable efficacy to timolol, but without the cardiovascular side-effects often associated with that drug. QLT is hopeful that further clinical trials will demonstrate that OT-730 can ultimately find its place in what is currently estimated to be a billion dollar world-wide market for beta blockers. QLT intends to develop formulations of the drug that may include higher dosages and a sustained release profile.
“We are pleased to add OT-730 to our ocular portfolio,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “We believe OT-730 is an intriguing molecule and we are excited to continue developing the compound as a stand-alone eye drop and evaluating its potential for use in sustained release systems.”
About QLT
QLT Inc. is a pharmaceutical company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, and the development of drugs to be delivered in our proprietary punctal plug devices. For more information, visit our website at www.qltinc.com.
QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
kpeterson@qltinc.com
The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Visudyne® is a registered trademark of Novartis AG.

Exhibit 99.1
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: our future expectations for OT-730, the development of future formulations of the drug and potential markets and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; risks and uncertainties relating to the development (including development of new drug formulations), commercialization, safety and effectiveness of technology (including the acquired technology) and products and associated costs; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products; risks and uncertainties related to the scope, validity, and enforceability of intellectual property rights related to our products and technology and the impact of patents and other intellectual property of third parties; general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.